      As filed with the Securities and Exchange Commission on May 24, 1995
                                                 Registration No. 33-59463

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                            -------------------

                              Amendment No. 1
                                    to
                                  FORM S-3

                           REGISTRATION STATEMENT
                                 UNDER THE
                           SECURITIES ACT OF 1933

                               -------------

                       Leucadia National Corporation
           (Exact Name of Registrant as Specified in its Charter)

           New York                                   13-2615557
 (State or Other Jurisdiction              (I.R.S. Employer Identification
     of Incorporation or                                 No.)
        Organization)

                           315 Park Avenue South
                         New York, N.Y.  10010-3607
                               (212) 460-1900
            (Address, Including Zip Code, and Telephone Number,
     including Area Code, of Registrant's Principal Executive Offices)

                             JOSEPH A. ORLANDO
                       Vice President and Comptroller
                       Leucadia National Corporation
                           315 Park Avenue South
                         New York, N.Y.  10010-3607
                               (212) 460-1900
                   (Name and Address, Including Zip Code,
      and Telephone Number, Including Area Code, of Agent For Service)

                                 Copies to:

          STEPHEN E. JACOBS, ESQ.      GERALD S. TANENBAUM, ESQ.
           Weil, Gotshal & Manges       MICHAEL A. BECKER, ESQ.
              767 Fifth Avenue          Cahill Gordon & Reindel
          New York, New York 10153          80 Pine Street
               (212) 310-8000          New York, New York  10005
                                            (212) 701-3000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


     ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

             The estimated expenses payable by the Registrant in connection with the securities being registered are as follows:

                SEC Registration Fee  . . . . . . . . . . .       $   34,483
                Rating Agency Fee   . . . . . . . . . . . .
                Accounting Fees and Expenses  . . . . . . .
                Printing and Photocopying   . . . . . . . .
                Legal Fees and Expenses   . . . . . . . . .
                Blue Sky Fees and Expenses  . . . . . . . .
                Fees of Trustees  . . . . . . . . . . . . .
                Miscellaneous Expenses  . . . . . . . . . .
                                                                  ----------
                       Total Expenses   . . . . . . . . . .       $
                                                                  ==========


     ITEM 15. INDEMNIFICATION OF  DIRECTORS AND OFFICERS.

             Sections 722 through 725 of the New York Business Corporation Law (the "Business Corporation Law") provide that a corporation may indemnify, with certain limitations and exceptions, a director or officer as follows: (1) in a derivative action, against his reasonable expenses, including attorneys' fees but excluding certain settlement costs, actually and necessarily incurred by him in connection with the defense thereof, or an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in (or in the case of service for another corporation, not opposed to) the best interests of the corporation; and (2) in a civil or criminal non-derivative action or proceeding including a derivative action by another corporation, partnership or other enterprise in which any director or officer of the indemnifying corporation served in any capacity at the indemnifying corporation's request, against judgments, fines, settlement payments and reasonable expenses, including attorneys' fees, incurred as a result thereof, or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in (or, in the case of service for any other corporation, not opposed to) the best interests of the corporation and, in criminal actions and proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. Such indemnification is a matter of right where the director or officer has been successful on the merits or otherwise, and otherwise may be granted upon corporate authorization or court award as provided in the statute.

             Section 721 of the Business Corporation Law provides that indemnification arrangements can be established for directors and officers, by contract, by-law, charter provision, action of shareholders or board of directors, on terms other than those specifically provided by Article 7 of the Business Corporation Law, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Article V of the Company's By-Laws provides for the indemnification, to the full extent authorized by law, of any person made or threatened to be made a party in any civil or criminal action or proceeding by reason of the fact that he, his testator or intestate is or was a director or officer of the Company.







             Section 726 of the Business Corporation Law provides that a corporation may obtain insurance to indemnify itself and its directors and officers. The Company maintains an insurance policy providing both directors and officers liability coverage and corporate reimbursement coverage.

             Article Sixth of the Company's Certificate of Incorporation contains a charter provision eliminating or limiting director liability for monetary damages arising from breaches of fiduciary duty, subject only to certain limitations imposed by statute.



     ITEM 16. EXHIBITS.

             Exhibit
             Number                       Description
             -------                      -----------

             1     -Form of Underwriting Agreement.

             2.1   -Stock Purchase Agreement, as amended, dated as of May
                     12, 1995, by and among the Company and Morrison Knudsen Corporation (filed as Exhibit 1 to the Schedule 13D relating to MK Gold Company filed by the Company on May 23, 1995).*


             4.1   -Form of Indenture, dated as of ________, 1995, between
                     the Company and The First National Bank of Boston, as Trustee, in respect of the Company's % Senior Subordinated Notes due 2005.

             4.2   -Form of Senior Subordinated Note (included in the form
                     of Indenture to be filed as Exhibit 4.1 to this Registration Statement).

             5     -Opinion of Weil, Gotshal & Manges.**

             12    -Statement of Computation of Ratio of Earnings to Fixed
                     Charges.


             23.1  -Consent of Coopers & Lybrand L.L.P.***

             23.2  -Consent of  Weil, Gotshal & Manges (included in the opinion to be filed as Exhibit 5 to this Registration Statement).**

             24    -Power of Attorney.***


             25    -Statement of Eligibility and Qualification of The
                     First National Bank of Boston, as Trustee on Form
                     T-1 with respect to the   % Senior Subordinated
                     Notes due 2005.

             28    -Schedule P of the 1994 Annual Statement to Insurance
                     Departments of the Colonial Penn Insurance Company and Affiliated Property/Casualty Insurers and the Empire Insurance Company, Principal Insurer (filed as Exhibit 28 to the Company's Annual Report on
                     Form 10-K for the fiscal year ended December 31, 1994).*

     ------------
       * Incorporated by reference.
      ** To be filed by amendment.
     *** Previously filed.

     NYFS04...:\30\76830\0001\1980\SCH5125Y.20B

     ITEM 17. UNDERTAKINGS.

             The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions in
     Item 15 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

             The undersigned registrant hereby undertakes that:

                    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.



















                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on this 24th day of May, 1995.

                                         LEUCADIA NATIONAL CORPORATION

                                         By: /s/ Joseph A. Orlando
                                            -------------------------------
                                                 Joseph A. Orlando
                                                 Vice President and
                                                 Comptroller



             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated, on the date set forth above.


       SIGNATURE                        TITLE                         DATE
       ---------                        -----                         ----
     *                           Chairman of the Board           May 24, 1995
---------------------------      (Principal Executive Officer)
    (Ian M. Cumming)

     *                           President and Director          May 24, 1995
----------------------------     (Principal Executive Officer)
    (Joseph S. Steinberg)


    /s/ Joseph A. Orlando        Vice President and Comptroller  May 24, 1995
----------------------------     (Principal Financial and
    (Joseph A. Orlando)           Accounting Officer)


     *                           Director                        May 24, 1995
----------------------------
    (Paul M. Dougan)

     *                           Director                        May 24, 1995
----------------------------
    (Lawrence D. Glaubinger)


     *                           Director                        May 24, 1995
----------------------------
    (James E. Jordan)


     *                           Director                        May 24, 1995
----------------------------
    (John W. Jordan II)

     *                           Director                        May 24, 1995
----------------------------
    (Jesse Clyde Nichols, III)



        *By:     /s/ Joseph A Orlando
            -------------------------------
                  Joseph A. Orlando
                 (Attorney-in-Fact)



                                  EXHIBIT INDEX

                                                                    Exemption
          Exhibits                                                  Indication
          --------                                                  ----------

          1         -Form of Underwriting Agreement.
          2.1       -Stock Purchase Agreement, dated as of
                    May 12, 1995, by and among the Company and
                    Morrison Knudsen Corporation (filed as
                    Exhibit 1 to the Schedule 13D relating to MK
                    Gold Company filed by the Company on
                    May 23, 1995).*
          4.1       -Form of Indenture, dated as of
                    ___________, 1995, between the Company and
                    The First Bank of Boston, as Trustee, in
                    respect of the Company's    % Senior
                    Subordinated Notes due 2005.
          4.2       -Form of Senior Subordinated Notes
                    (included in the form of Indenture to be filed
                    as Exhibit 4.1 to this Registration Statement).
          5         -Opinion of Weil, Gotshal & Manges.**
          12        -Statement of Computation of Ratio of
                    Earnings to Fixed Charges.
          23.1      -Consent of Coopers & Lybrand L.L.P.***
          23.2      -Consent of Weil, Gotshal & Manges
                    (included in the opinion to be filed as
                    Exhibit 5 to this Registration Statement).**
          24        -Power of Attorney.***
          25        -Statement of Eligibility and Qualification
                    of The First Bank of Boston, as Trustee
                    on Form T-1 with respect to the     % Senior
                    Subordinated Notes due 2005.
          28        -Schedule P of the 1994 Annual
                    Statement to Insurance Departments of
                    the Colonial Penn Insurance Company
                    and Affiliated Property/Casualty Insurers and the Empire Insurance Company, Principal
                    Insurer (filed as Exhibit 28 to the
                    Company's Annual Report on Form 10-K
                    for the fiscal year ended December 31, 1994).*

     ----------
       * Incorporated by reference.
      ** To be filed by amendment.
     *** Previously filed.